                                                                     EXHIBIT 3.1

                              Amended and Restated
                           ARTICLES OF INCORPORATION
                                       of
                                  KEVCO, INC.


     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporation hereby adopts Amended and Restated Articles of Incorporation (the "Restated Articles") that accurately copy the Articles of Incorporation and all amendments thereto that are in effect immediately prior hereto (collectively the "Old Articles") and that further amend such Old Articles by the Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.

                                  Section One

     The Restated Articles restate and integrate and further amend the Old Articles by substituting for the provisions of the Old Articles in their entirety the provisions of the Restated Articles set forth in Section Four of these Restated Articles. The amendments effected by these Restated Articles affect the Old Articles, as follows:

     (i)    by amending Article Four (Capitalization);

     (ii)   by amending Article Five (Denial of Preemptive Rights);

     (iii)  by amending Article Seven (Shareholder Approval);

     (iv)   by amending Article Eight (Limitation of Liability and
            Indemnification);

     (v)    by amending Article Nine (Business Combinations);

     (vi)   by amending Article Twelve (Amendment of Bylaws);

     (vii)  by amending Article Sixteen (Directors);

     (viii) by deleting Article Thirteen;

     (ix)   by deleting Article Seventeen; and

     (x)    by renumbering the Articles.

                                 Section Two

          Each amendment made by the Restated Articles has been effected in conformity with the provisions of the TBCA.

                                 Section Three

          The amendments contained in these Restated Articles, which amend the Old Articles were adopted by the board of directors of the corporation on October 2, 1996. No shares of the corporation have been issued.

                                  Section Four

          The Old Articles are hereby superseded by the following Restated Articles, which Restated Articles accurately copy the entire text thereof as amended:

                              Amended and Restated
                    Articles of Incorporation of Kevco, Inc.

                                  ARTICLE ONE
                                  -----------

          The name of the corporation is Kevco, Inc.

                                  ARTICLE TWO
                                  -----------

          The period of its duration is perpetual.

                                 ARTICLE THREE
                                 -------------

          The purpose for which the corporation is organized is to buy, sell and deal in personal property, real property and services as well as to engage in any and all other lawful business and activities authorized or permitted under Texas law.

                                  ARTICLE FOUR
                                  ------------

          The aggregate number of shares of capital stock which the corporation shall have the authority to issue is ONE HUNDRED MILLION (100,000,000) shares of common stock, ONE CENT ($.01) par value per share. Each share of stock shall have identical rights and privileges in every respect.

                                 ARTICLE FIVE
                                 ------------

          No shareholder of the corporation shall have any preemptive or preferential right whatsoever to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of any class of stock of the corporation.

                                  ARTICLE SIX
                                  -----------

          Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Cumulative voting in the election of directors of the corporation is expressly denied.

                                 ARTICLE SEVEN
                                 -------------

          With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders shall be the affirmative vote of at least a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present.

          With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of at least a majority of the majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act.

                                 ARTICLE EIGHT
                                 -------------

     (A)  Limitation of Liability.  In addition to any other limitation of
          -----------------------
liability for directors provided for at law (including the TBCA), the Articles of Incorporation or the Bylaws, no director of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Eight (A) does not eliminate or limit the liability of a director to the extent the director is found liable for: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Neither the amendment nor repeal of this Article Eight (A), nor the adoption of any provisions of the Articles of Incorporation of this corporation inconsistent with this Article Eight (A), shall eliminate or reduce the effect of this Article Eight (A) in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eight (A), would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If, after approval of this Article Eight (A), the TBCA, the Texas Miscellaneous Corporation Laws Act (the "TMCLA") or any other laws of the State of Texas are enacted or amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by such laws as so enacted or amended from time to time.

     (B)  Indemnification.
          ---------------

          (1) The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director to the fullest extent and manner permissible under the TBCA or applicable rules, regulations or laws.

          (2) A person shall be indemnified under paragraph (1) of this Article Eight (B) against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (a) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

          (3) The mandatory indemnification provision set forth in paragraph (1) of this Article Eight (B) shall be deemed to constitute authorization of indemnification in the manner required by the TBCA even though this provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

          (4) The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

          (5) Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding (and without any prior determination or authorization being first required) after (a) the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article Eight and the TBCA, and (b) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by the TBCA. This mandatory payment or reimbursement provision shall be deemed to constitute authorization of that payment or reimbursement.

          (6) The written undertaking required by paragraph (5) of this Article Eight (B) must be an unlimited general obligation of the director that need not be secured. It may be accepted without reference to financial ability to make repayment.

          (7) Notwithstanding any other provision of this Article Eight, the corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

          (8) An officer of the corporation shall be indemnified as, and to the same extent, provided by the TBCA and this Article Eight for a director and is entitled to indemnification to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, and may indemnify advance expenses to an employee or agent, of the corporation to the same extent that it is authorized to indemnify and advance expenses to directors under this Article Eight.

          (9) The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation, but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is authorized to indemnify and advance expenses to directors under this Article Eight.

          (10) The corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee, agent or person indemnified in paragraph (9) of this Article Eight (B) and who is not a director, to such further extent, consistent with law, as may be provided by the Articles of Incorporation of this corporation, the bylaws, general or specific action of the board of directors of this corporation, or contract or is permitted or required by common law.

     (C) Insurance or Other Arrangement.  The corporation may purchase and
         ------------------------------
maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of this corporation or who is or was serving at the request of this corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article Eight. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.

     (D)  Miscellaneous.
          -------------

          (1) Any indemnification of or advance of expenses to a director in accordance with this Article Eight shall be reported in writing to the shareholders of this corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to the TBCA and, in any case, within the twelve month period immediately following the date of the indemnification or advance.

          (2) For purposes of this Article Eight, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involve services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to a employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the corporation.

     (E)  Definitions.  As used in this Article Eight the following terms shall
          -----------
have the following meanings:

          (1) The terms "corporation," "director," "expenses," and "proceeding," shall have the meanings given such terms in Art. 2.02-1 of the TBCA.

          (2) The term "TBCA" means the Texas Business Corporation Act as now in effect or as hereafter amended.

     (F)  Enforceability.  This Article Eight shall be given its broadest
          --------------
effect and application permissible under the TBCA and other applicable law and only to such extent. If it is finally determined by a court of competent jurisdiction that this Article Eight is invalid, illegal or unenforceable in any respect or respects, it shall nevertheless be enforceable to the extent and given its broadest effect and application found by such court to be consistent with the TBCA and other applicable law.

     (G)  Non-Exclusive Rights.  The rights of indemnification and reimbursement
          --------------------
provided herein shall not be exclusive of any other rights to which such person may be entitled by law, agreement, general or specific action of the board of directors, shareholders' vote or otherwise.

                                 ARTICLE NINE
                                 ------------
     (A) The corporation shall not, directly or indirectly, enter into or engage in a business combination with an affiliated shareholder, or any affiliate or associate of such affiliated shareholder, during the three year period immediately following such affiliated shareholder's share acquisition date unless:

          (1) the business combination or the purchase or acquisition of shares of the corporation made by such affiliated shareholder on the affiliated shareholder's share acquisition date is approved by the board of directors of the corporation before the affiliated shareholder's share acquisition date; or

          (2) the business combination is approved, by the affirmative vote of the holders of at least two-thirds of the issued and outstanding voting shares of the corporation not beneficially owned by such affiliated shareholder or an affiliate or associate of such affiliated shareholder, at a meeting of shareholders and not by written consent, duly called for that purpose not less than six months after the affiliated shareholder's share acquisition date.

     (B) Article Nine (A) shall not apply to:

          (1) a business combination of the corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder:

              (a) as soon as practicable divests itself of a sufficient number of the voting shares of the corporation so that it no longer is the beneficial owner, directly or indirectly, of twenty percent or more of the issued and outstanding voting shares of the corporation; and

              (b) would not at anytime within the three year period preceding the announcement date of the business combination, have been an affiliated shareholder but for the inadvertent acquisition;

          (2) a business combination with Jerry E. Kimmel or an affiliate or associate of Jerry E. Kimmel; or

          (3) a business combination with an affiliated shareholder or an affiliate or associate of an affiliated shareholder who became an affiliated shareholder through a transfer of shares of the corporation by will or intestate succession and continuously was such an affiliated shareholder until the announcement date of the business combination; or

          (4) a business combination of the corporation with a domestic wholly-owned subsidiary if the domestic subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder's beneficial ownership of voting shares in the corporation.

     (C) This Article shall not affect, directly or indirectly, the validity of any other action by the board of directors of the corporation, nor does it preclude the board of directors from taking other action in accordance with law, nor does the board of directors incur a liability for elections made or not made under this Article.

     (D) In discharging the duties of director under the Texas Business Corporation Act or otherwise, a director, in considering the best interests of the corporation, may consider the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation.

     (E) If any provision or clause of this Article or application thereof to any person or circumstance is held invalid, such invalidity shall not affect other provisions or applications of this Article that can be given effect without the invalid provision or application and without being inconsistent with the intent of this Article, and to this end, the provisions of this Article are declared to be severable.

     (F)  In this Article Nine:

          (1) "Affiliate" means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a specified person.

          (2) "Affiliated Shareholder" means a person, other than the corporation or a wholly-owned subsidiary of the corporation, that is the beneficial owner of twenty percent or more of the issued and outstanding voting shares of the corporation, or that, within the preceding three year period, was the beneficial owner of twenty percent or more of the then issued and outstanding voting shares of the corporation. For purposes of determining whether a person is an affiliated shareholder, the number of voting shares of the corporation considered outstanding includes shares considered beneficially owned by that person under subdivision 4 of this Article Nine(F), but does not include other unissued voting shares of the corporation that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise or conversion of rights, warrants, or options, or otherwise.

     (3) "Associate," when used to indicate a relationship with any person, means:

          (a) a corporation or organization (other than the corporation or a majority owned subsidiary of the corporation) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities;

          (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; or

          (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any subsidiary of such person.

     (4) "Beneficial Owner" means a person who, with respect to shares or similar securities:

          (a) individually, or with or through an affiliate or associate, beneficially owns the shares or similar securities, directly or indirectly;

          (b) individually, or with or through an affiliate or associate, has the right to:

              (i) acquire the shares or similar securities, whether the right may be exercised immediately or only after the passage of time, pursuant to an agreement, arrangement, or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, except that a person is not considered the beneficial owner of shares or similar securities (aa) tendered pursuant to a tender or exchange offer made by the person or an affiliate or associate until the tendered shares or similar securities are accepted for purchase or exchange, or (bb) that may be subject to an agreement, arrangement, or understanding that expressly conditions the acquisition or purchase on the approval of the acquisition or purchase pursuant to Article Nine (A) as long as such person has no direct or indirect rights of ownership or voting with respect to such shares until such time that such approval is obtained, at which time such person shall be considered the beneficial owner of such shares; or

              (ii) vote the shares or similar securities pursuant to an agreement, arrangement, or understanding, whether or not in writing, except that a person is not considered the beneficial owner of shares or similar securities for purposes of this subparagraph if the agreement, arrangement, or understanding to vote the shares: (aa) arises solely from an immediately revocable proxy that authorizes the person named in the proxy to vote at a meeting of shareholders that has been called when the proxy is delivered or at any adjournment of the meeting, and (bb) is not then reportable on a Schedule 13D under the Securities Exchange Act of 1934 or a comparable or successor report; or

          (c) has an agreement, arrangement, or understanding, whether or not in writing, to acquire, hold, or dispose (except pursuant to an agreement, arrangement, or understanding permitted by subdivision (4)(b)(i) of this Article
Nine) or to vote (except under an immediately revocable proxy under subdivision (4)(b)(ii) of this Article Nine) the shares or similar securities with another person who beneficially owns, or whose affiliate or associate beneficially owns, directly or indirectly, the shares or similar securities.

     (5)  "Business combination" means:

          (a) any merger, share exchange, or conversion of the corporation or a subsidiary with:

              (i)    an affiliated shareholder;

              (ii) a foreign or domestic corporation or other entity that is, or after the merger, share exchange, or conversion would be, an affiliate or associate of the affiliated shareholder; or

              (iii) another domestic or foreign corporation or other entity, if the merger, share exchange, or conversion is caused by an affiliated shareholder, or an affiliate or associate of an affiliated shareholder, and as a result of the merger, share exchange, or conversion this Article Nine does not apply to the surviving corporation or other entity;

          (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, including an allocation of assets pursuant to a merger, to or with the affiliated shareholder, or an affiliate or associate of the affiliated shareholder, of assets of the corporation or any subsidiary that:

              (i) have an aggregate market value equal to 10 percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of the corporation;

              (ii) have an aggregate market value equal to 10 percent or more of the aggregate market value of all the outstanding common stock of the corporation; or

              (iii) represent 10 percent or more of the earning power or net income, determined on a consolidated basis, of the corporation;

          (c) the issuance or transfer by the corporation or a subsidiary to an affiliated shareholder or an affiliate or associate of the affiliated shareholder, in one transaction or a series of transactions, of shares of the corporation or a subsidiary, except by the exercise of warrants or rights to purchase shares of the corporation offered, or a share dividend paid, pro rata to all shareholders of the corporation after the affiliated shareholder's share acquisition date;

          (d) the adoption of a plan or proposal for the liquidation or dissolution of a corporation proposed by, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with an affiliated shareholder or an affiliate or associate of the affiliated shareholder;

          (e) a reclassification of securities, including a reverse share split or a share split-up, share dividend, or other distribution of shares, a recapitalization of the corporation, a merger of the corporation with a subsidiary or pursuant to which the assets and liabilities of the corporation are allocated among two or more surviving or new domestic or foreign corporations or other entities, or any other transaction, whether or not with, into, or otherwise involving the affiliated shareholder, proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an affiliated shareholder or an affiliate or associate of the affiliated shareholder that has the effect, directly or indirectly, of increasing the proportionate ownership percentage of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of the corporation that is beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, except as a result of immaterial changes due to fractional share adjustments; or

          (f) the direct or indirect receipt by an affiliated shareholder or an affiliate or associate of the affiliated shareholder of the benefit of a loan, advance, guarantee, pledge, or other financial assistance or a tax credit or other tax advantage provided by or through the corporation, except proportionately as a shareholder of the corporation.

     (6) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of equity securities, by contract, or otherwise. A person's beneficial ownership of 10 percent or more of a person's outstanding voting shares or similar interests creates a presumption that the person has control of such other person.

     (7) "Person" means an individual, trust, domestic or foreign corporation or other entity, or a government, or a political subdivision, agency, or instrumentality of a government. If two or more persons act as a partnership, limited partnership, syndicate, or other group under an agreement, arrangement, or other understanding, whether or not in writing, to acquire, hold, vote, or dispose of shares of a corporation, all members of the partnership, limited partnership, syndicate, or other group are considered to be a person.

     (8) "Share acquisition date" means the date that a person first becomes an affiliated shareholder of the corporation.

     (9) "Subsidiary" means a domestic or foreign corporation or other entity of which a majority of the outstanding voting shares are owned, directly or indirectly, by the corporation.

     (10) "Voting share" means a share of capital stock of a corporation entitled to vote generally in the election of directors.

                                  ARTICLE TEN
                                  -----------

          Special meetings of the shareholders of the corporation may be called by the holders of at least 40% of the issued and outstanding shares of the corporation entitled to vote at the proposed special meeting of shareholders of the corporation.

                                 ARTICLE ELEVEN
                                 --------------

          Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE TWELVE
                                 --------------

          The board of directors of the corporation shall have the sole power to alter, amend or repeal the bylaws of the corporation or adopt new bylaws.

                                ARTICLE THIRTEEN
                                ----------------

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) consisting of money paid, labor done or property actually received.

                                ARTICLE FOURTEEN
                                ----------------

          The address of its initial registered office is: 1300 So. University Drive, Suite 200, Fort Worth, Texas 76107 and the registered agent at such address is Gerald E. Kimmel.

                                ARTICLE FIFTEEN
                                ---------------

          The number of directors of the corporation shall be fixed from time to time by the bylaws of the corporation, and such number may from time to time be increased or decreased in such manner as may be prescribed in the bylaws. The names and addresses of the persons currently serving as directors are as follows and such persons shall serve as directors until the annual meeting of the shareholders of the corporation or until their successors are duly elected and qualified:

                                 Jerry E. Kimmel
                                 1300 So. University Drive, Suite 200
                                 Fort Worth, Texas 76107

                                 Richard S. Tucker
                                 777 Main Street, Suite 1800
                                 Fort Worth, Texas  76102


DATE:  October ____, 1996.


                                 KEVCO, INC.


                                 By:
                                    ------------------------------------
                                       Jerry E. Kimmel, Director

                                 By:
                                    ------------------------------------
                                       Richard S. Tucker, Director